Exhibit 99.1

CONTACTS:	Dennis M. Oates	Steven V. DiTommaso	June Filingeri
	Chairman,	Vice President and	President
	President and CEO	Chief Financial Officer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7661	(203) 972-0186

UNIVERSAL STAINLESS REPORTS PROFITABLE SECOND QUARTER 2023 RESULTS

•	Q2 2023 Sales of $69.0 million, up 5% from Q1 2023, up 32% year-over-year; highest since Q2 2019

•	Q2 2023 Gross margin improves to $9.8 million, or 14.3% of sales

•	Q2 2023 Operating income more than doubles to $3.1 million

•	Company returns to profitability with net income of $0.9 million, or $0.10 per diluted share

•	Q2 2023 EBITDA is $7.6 million; Adjusted EBITDA is $7.9 million, up 16% from Q1 2023

•	Cash flow from operations is $7.7 million for the quarter; $11.2 million year-to-date

•	Premium alloy sales are $12.9 million, or 18.6% of total sales

BRIDGEVILLE, PA, July 26, 2023 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales for the second quarter of 2023 of $69.0 million, an increase of 4.8% from $65.9 million in the first quarter of 2023, and an increase of 32.3% from net sales of $52.2 million in the second quarter of 2022. For the first six months of 2023, net sales increased 35.3% to $134.9 million from $99.7 million in the same period of 2022.

The Company’s gross margin in the second quarter of 2023 improved to $9.8 million, or 14.3% of sales, representing a 27.5% increase from $7.7 million, or 11.7% of sales, in the first quarter of 2023, and more than double the gross margin of $4.7 million, or 9.1% of sales, in the 2022 second quarter. The gross margin in the most recent quarter benefited from higher shipment volume both sequentially and year-over-year, increased production and higher selling prices, partly offset by negative surcharge misalignment as commodity prices fell during the period.

Operating income in the second quarter of 2023 totaled $3.1 million, which is up 113.5% from operating income of $1.4 million in the first quarter of 2023, and compares with an operating loss of $0.5 million in the second quarter of 2022.

The Company delivered net income of $0.9 million, or $0.10 per diluted share, in the second quarter of 2023 compared to a net loss of $0.5 million, or $0.06 per diluted share, in the first quarter of 2023, and a net loss of $1.4 million, or $0.16 per diluted share, in the second quarter of 2022. For the first six months of 2023, net income was $0.4 million, or $0.04 per diluted share, compared with a net loss of $3.1 million, or $0.34 per diluted share, in the first six months of 2022. 2022 results included an AMJP grant benefit and charges incurred from a liquid metal spill in April 2022.

Sales of premium alloys in the second quarter of 2023 were $12.9 million, or 18.6% of sales, a 27.1% decrease from the record $17.7 million, or 26.8% of sales, in the first quarter of 2023, but an increase of 46.4% from $8.8 million, or 16.8% of sales, in the second quarter of 2022. Year-to-date 2023 premium alloy sales increased 72.2% to $30.5 million, or 22.6% of sales, from $17.7 million, or 17.8% of sales, in the same period of 2022.

Aerospace is the Company’s largest market and represented 74.3% of total sales in the second quarter of 2023 at $51.3 million, an increase of 4.7% from the first quarter 2023 and 43.7% higher than the second quarter of 2022. Year-to-date 2023 aerospace sales totaled $100.2 million, an increase of 52.4% from the first six months of 2022.

The Company’s EBITDA for the second quarter of 2023 increased to $7.6 million from $6.5 million in the first quarter of 2023 and $4.3 million in the second quarter of 2022. Second quarter 2023 adjusted EBITDA increased 16.5% to $7.9 million from $6.8 million in the first quarter of 2023 and was up 24.8% from $6.4 million in the 2022 second quarter.

Dennis Oates, Chairman, President and CEO, commented: “We returned to bottom line profitability in the second quarter as we achieved gross margin expansion. Higher shipment volume, increased production and higher selling prices were the main drivers.

“Second quarter sales were in line with our plan and expectation for the quarter. Demand for our premium alloys remains robust, and we have a substantial book of business extending through 2024. We expect premium alloy sales to reaccelerate beginning in the third quarter driven by tremendous aerospace demand. Our capital project to add two Vacuum-Arc Remelt (VAR) furnaces at our North Jackson facility remains on target. It is designed to expand our premium alloy portfolio with more technologically advanced, higher margin products.

“We remain highly optimistic about our growth prospects for the remainder of the year and beyond. The hard work of our dedicated and talented employees provides our confidence and ability to seize our opportunities.”

Financial Position

Managed working capital was $148.4 million at June 30, 2023 compared with $149.8 million at March 31, 2023, and $147.9 million at June 30, 2022. Inventory at the end of the second quarter of 2023 was $151.6 million, compared with $149.4 million at the end of the 2023 first quarter, and $149.0 million at the end of the second quarter of 2022, the increase reflecting two record Vacuum-Induction Melt (VIM) production campaigns achieved during the 2023 second quarter.

Backlog (before surcharges) at June 30, 2023 totaled a robust $355.0 million compared with record backlog of $366.0 million at March 31, 2023. Backlog increased 59.4% from $222.7 million at the end of the second quarter of 2022. The average selling price per pound in the backlog increased 7% compared with March 31, 2023.

The Company’s total debt at June 30, 2023 was $93.3 million, down from $99.4 million at March 31, 2023 and compared with $84.0 million at June 30, 2022. Interest expense was $2.0 million for the 2023 second quarter, in line with the 2023 first quarter, but up 135.2% from the second quarter of 2022, due to higher interest rates on the Company’s variable debt.

Capital expenditures for the second quarter of 2023 totaled $2.4 million, compared with $4.5 million in the first quarter of 2023, and $3.0 million in the second quarter of 2022.

Conference Call and Webcast

The Company has scheduled a conference call for today, July 26th, at 10:00 a.m. (Eastern) to discuss second quarter 2023 results. If you wish to listen to the live conference call via telephone, please Click Here to register for the call and obtain your dial-in number and personal PIN number. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2023.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of its sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its impact on the Company and our customers and suppliers; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$69,015	$52,156	$134,880	$99,718
Cost of products sold	59,167	47,417	117,308	90,926

Gross margin	9,848	4,739	17,572	8,792
Selling, general and administrative expenses	6,755	5,277	13,030	10,326

Operating income (loss)	3,093	(538)	4,542	(1,534)
Interest expense	1,979	814	3,947	1,467
Deferred financing amortization	66	56	130	112
Other expense (income), net	5	(39)	(37)	(26)

Income (loss) before income taxes	1,043	(1,369)	502	(3,087)
Income taxes	148	68	119	(35)

Net income (loss)	$895	$(1,437)	$383	$(3,052)

Net income (loss) per common share—Basic	$0.10	$(0.16)	$0.04	$(0.34)

Net income (loss) per common share—Diluted	$0.10	$(0.16)	$0.04	$(0.34)

Weighted average shares of common stock outstanding:
Basic	9,066,150	8,960,770	9,061,011	8,953,460
Diluted	9,272,660	8,960,770	9,210,841	8,953,460

MARKET SEGMENT INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2023	2022	2023	2022
Service centers	$53,837	$36,940	$103,160	$70,193
Original equipment manufacturers	3,868	4,182	8,076	8,886
Rerollers	3,682	6,889	10,327	11,397
Forgers	6,426	3,601	11,455	8,289
Conversion services and other	1,202	544	1,862	953

Total net sales	$69,015	$52,156	$134,880	$99,718

Tons shipped	7,502	7,316	15,689	14,145

MELT TYPE INFORMATION

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2023	2022	2023	2022
Specialty alloys	$54,947	$42,824	$102,496	$81,044
Premium alloys *	12,866	8,788	30,522	17,721
Conversion services and other sales	1,202	544	1,862	953

Total net sales	$69,015	$52,156	$134,880	$99,718

END MARKET INFORMATION **

	Three months ended		Six months ended
	June 30,		June 30,
Net Sales	2023	2022	2023	2022
Aerospace	$51,262	$35,673	$100,220	$65,775
Power generation	1,330	2,224	2,416	3,521
Oil & gas	3,054	4,667	7,806	9,019
Heavy equipment	8,928	7,205	15,859	15,279
General industrial, conversion services and other	4,441	2,387	8,579	6,124

Total net sales	$69,015	$52,156	$134,880	$99,718

*	Premium alloys represent all vacuum induction melted (VIM) products.
**

The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
Assets
Cash	$44	$2,019
Accounts receivable, net	31,295	30,960
Inventory, net	151,607	154,193
Other current assets	10,689	10,392

Total current assets	193,635	197,564
Property, plant and equipment, net	159,759	163,490
Deferred income taxes	104	143
Other long-term assets	1,526	2,137

Total assets	$355,024	$363,334

Liabilities and Stockholders’ Equity
Accounts payable	$33,503	$38,179
Accrued employment costs	3,609	2,790
Current portion of long-term debt	3,665	3,419
Other current liabilities	963	1,112

Total current liabilities	41,740	45,500
Long-term debt, net	89,618	95,015
Other long-term liabilities, net	3,053	3,066

Total liabilities	134,411	143,581
Stockholders’ equity	220,613	219,753

Total liabilities and stockholders’ equity	$355,024	$363,334

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended
	June 30,
	2023	2022
Operating activities:
Net income (loss)	$383	$(3,052)
Adjustments for non-cash items:
Depreciation and amortization	9,643	9,694
Deferred income tax	(19)	(52)
Share-based compensation expense	672	695
Changes in assets and liabilities:
Accounts receivable, net	(335)	(8,945)
Inventory, net	1,716	(9,054)
Accounts payable	(1,633)	3,450
Accrued employment costs	819	(1,651)
Income taxes	43	33
Other	(112)	(128)

Net cash provided by (used in) operating activities	11,177	(9,010)
Investing activity:
Capital expenditures	(6,932)	(5,482)

Net cash used in investing activity	(6,932)	(5,482)
Financing activities:
Borrowings under revolving credit facility	113,883	64,647
Payments on revolving credit facility	(118,425)	(48,810)
Issuance of common stock under share-based plans	75	62
Payments on term loan facility and finance leases	(1,753)	(1,210)

Net cash (used in) provided by financing activities	(6,220)	14,689

Net (decrease) increase in cash	(1,975)	197
Cash at beginning of period	2,019	118

Cash at end of period	$44	$315

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$895	$(1,437)	$383	$(3,052)
Interest expense	1,979	814	3,947	1,467
Income taxes	148	68	119	(35)
Depreciation and amortization	4,611	4,823	9,643	9,694

EBITDA	7,633	4,268	14,092	8,074
Share-based compensation expense	311	286	672	695
Fixed cost absorption direct charge	—	1,300	—	1,300
Spill costs in addition to absorption charge, net	—	2,270	—	2,270
AMJP benefit	—	(1,761)	—	(2,818)

Adjusted EBITDA	$7,944	$6,363	$14,764	$9,521